UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2011

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

In a Current Report on Form 8-K filed on October 4, 2011 (the “Initial Filing”), Cal-Maine Foods, Inc. (the “Company”) disclosed that at its Annual Meeting of Shareholders held on September 30, 2011 (the “Annual Meeting”), a majority of the Company’s stockholders indicated their preference for the advisory vote on the compensation of the Company’s named executive officers to be held every three years. The sole purpose of this Amendment No. 1 to the Initial Filing is to disclose the Company’s decision regarding how frequently it will hold an advisory vote on the compensation of its named executive officers. Except as stated herein, no other changes have been made to the Initial Filing.

Item 5.07   Submission of Matters to a Vote of Security Holders.

After consideration of the results of the advisory vote taken at the Annual Meeting on the frequency with which to hold future advisory votes on the compensation of the Company’s named executive officers and other factors, the Board of Directors of the Company has determined that the Company will hold an advisory vote on the compensation of its named executive officers every three years until the next required vote on the frequency of such advisory votes, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: December 28, 2011	By:	/s/ Adolphus B. Baker
Adolphus B. Baker President and Chief Executive Officer